CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2025 relating to the financial statements of The Manitowoc Company, Inc. and the effectiveness of The Manitowoc Company, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Manitowoc Company, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 8, 2025